Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the use of our report dated February 20, 2013, in the Registration Statement on Form S-1 and related Prospectus of Ambit Biosciences Corporation dated February 20, 2013.

/s/ Ernst & Young LLP

San Diego, California

February 20, 2013